UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 18, 2017

Paragon Offshore plc

(Exact name of registrant as specified in its charter)

England and Wales	001-36465	98-1146017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3151 Briarpark Drive, Suite 700

Houston, Texas 77042

(Address of principal executive offices) (Zip Code)

+44 20 330 2300

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As previously reported, on February 14, 2016, Paragon Offshore plc (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

The Company recently engaged in discussions concerning a potential restructuring of the Debtors’ capital structure with certain lenders under Paragon’s Senior Secured Revolving Credit Agreement maturing July 2019 (the “Revolver Lenders”) and certain lenders under Paragon’s Senior Secured Term Loan Agreement maturing July 2021 (the “Term Lenders,” and together with the Revolver Lenders, the “Secured Lenders”) and certain holders of Paragon’s 6.75% senior unsecured notes maturing July 2022 and 7.25% senior unsecured notes maturing August 2024 (collectively, the “Bondholders,” and together with the Secured Lenders, the “Debt Holders”). In connection with these discussions, the Company provided a presentation dated December 8, 2016 to the Debt Holders, which included an overview of revenue projections (collectively, the “Projections”) and other information included in Exhibit 99.1. The Company and certain Debt Holders are parties to nondisclosure agreements and the disclosure herein is being made in accordance with the terms of such nondisclosure agreements.

The Projections and other information are included herein only because they were provided to the Debt Holders. The Projections were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The Projections do not purport to present financial condition in accordance with accounting principles generally accepted in the United States. The Company’s independent accountants have not examined, compiled or otherwise applied procedures to the Projections and, accordingly, do not express an opinion or any other form of assurance with respect to the Projections. The Projections were prepared for internal use, capital budgeting and other management decisions and are subjective in many respects. The Projections reflect numerous assumptions made by management of the Company with respect to financial condition, business and industry performance, general economic, market and financial conditions, and other matters, all of which are difficult to predict, and many of which are beyond the Company’s control. Accordingly, there can be no assurance that the assumptions made in preparing the Projections will prove accurate.  It is expected that there will be differences between actual and projected results, and the differences may be material, including due to the occurrence of unforeseen events occurring subsequent to the preparation of the Projections. The inclusion of Projections should not be regarded as an indication that the Company or its affiliates or representatives consider them to be a reliable prediction of future events, and the Projections should not be relied upon as such. Neither the Company nor any of its affiliates or representatives has made or makes any representation to any person regarding the ultimate performance of the Company or its subsidiaries compared to the Projections, and none of them undertakes any obligation to publicly update the Projections to reflect circumstances existing after the date when the Projections were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Projections are shown to be in error.

In addition, on January 18, 2017 the Company announced that it reached agreement in principle with a steering committee of Revolver Lenders and an ad hoc committee of Term Lenders to support a new chapter 11 plan of reorganization for the Debtors (the “New Plan”). Pursuant to the New Plan contemplated by the term sheet filed as Exhibit 99.2 hereto (the “Term Sheet”), approximately $2.4 billion of previously existing debt will be eliminated in exchange for a combination of cash, debt and new equity set forth in the Term Sheet. Secured Lenders are projected to receive their pro rata share of approximately $421 million in cash, subject to adjustment on account of claims reserves to be established and working capital and other adjustments at the time of emergence from bankruptcy, and an estimated 58% of the new equity. Secured Lenders shall also be allocated new senior first lien debt in the original aggregate principal amount of $85 million maturing in 2022. Bondholders are projected to receive approximately $50 million in cash, subject to adjustment on account of claims reserves to be established, and an estimated 42% of the new equity. Existing shareholders are not expected to receive a recovery under the New Plan. The Company intends to file a New Plan and disclosure statement for the New Plan in the next few weeks. The New Plan will be subject to usual and customary conditions to plan confirmation, including obtaining the requisite vote of creditors and approval of the Bankruptcy Court. The Company has been and remains in discussions with the Bondholders, who have currently not agreed to the Term Sheet.

A complete copy of the Term Sheet and related materials are filed as Exhibit 99.2. In addition, a copy of the press release that the Company issued on January 18, 2017 with respect to the Term Sheet is being filed as Exhibit 99.3.

The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to risks associated with the Company’s reorganization, the general nature of the oil and gas industry, actions by regulatory authorities, customers and other third parties, and other factors detailed in the “Risk Factors” section of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015, and in its other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. The Company disclaims any duty to update or alter any forward-looking statements, except as required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1    Release of Private Information — Presentation

99.2    Non-Binding Term Sheet

99.3    Press Release, dated January 18, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paragon Offshore plc

January 18, 2017	By:	/s/ Lee M. Ahlstrom
		Name:	Lee M. Ahlstrom
		Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Release of Private Information — Presentation
99.2	Non-Binding Term Sheet
99.3	Press Release, dated January 18, 2017